Exhibit 4.2

SunTrust

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678 123456789012345		
Certificate Numbers	Num/No.	Denom.	Total
1234567890123456789 0	1	1	1
12345678901234567890	2	2	2
12345678901234567890	3	3	3
12345678901234567890	4	4	4
12345678901234567890	5	5	5
12345678901234567890	6	6	6
Total Transaction			7

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

PERPETUAL PREFERRED STOCK, SERIES F

NO PAR VALUE

PERPETUAL PREFERRED STOCK, SERIES F

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ00000000

Shares
000000*************
000000***********
****000000*************
*****000000************
******000000***********

SUNTRUST

SUNTRUST BANKS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 867914 BH 5

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE SHARES OF PERPETUAL PREFERRED STOCK, SERIES F, NO PAR VALUE AND A LIQUIDATION PREFERENCE OF $100,000 PER SHARE, OF

SunTrust Banks, Inc., a Georgia corporation (the "Corporation"), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chairman and Chief Executive Officer

SUNTRUST BANKS, INC. CORPORATE SEAL 1984 GEORGIA

Corporate Secretary

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By________________________
AUTHORIZED SIGNATURE

1234567

SUNTRUST BANKS, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS RIGHTS, PREFERENCES PRIVILEGES, LIMITATIONS AND RESTRICTIONS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	- as tenants in common	UNIF GIFT MIN ACT- ..................Custodian.......................
(Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act .................
(State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT ..................Custodian (until age...)...............
	and not as tenants in common	(Cust) (Minor)
under Uniform Transfers to Minors Act............
(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.	Attorney

Dated: 20		Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.
Signature:
Signature:
NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.